EXHIBIT 99.2
(a) Financial Statements of Business Acquired
Items (i), (ii), (iii), (iv), (v), and (vi) are included in the following audited financial statements.
PRAIRIE FINANCIAL CORPORATION
Bridgeview, Illinois
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005

REPORT OF INDEPENDENT AUDITORS
Board of Directors
Prairie Financial Corporation
Bridgeview, Illinois
We have audited the accompanying consolidated balance sheets of Prairie Financial Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prairie Financial Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Crowe Chizek and Company LLC
Oak Brook, Illinois
April 9, 2007

1.

PRAIRIE FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and 2005
(In thousands of dollars, except share data)

	2006	2005
ASSETS
Cash and due from banks	$6,641	$6,428
Federal funds sold	6,950	14,410

Cash and cash equivalents	13,591	20,838

Securities available-for-sale	92,038	80,164
Loans, net of allowance for loan losses of $6,072 in 2006 and $5,028 in 2005	430,908	410,542
Cash surrender value of life insurance	9,853	9,464
Federal Home Loan Bank and Federal Reserve Bank stock	1,605	1,936
Premises and equipment, net	6,308	6,816
Accrued interest receivable and other assets	4,372	3,284

Total assets	$558,675	$533,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits
Demand — non-interest-bearing	$35,795	$39,558
NOW and money market	82,500	111,036
Savings	12,489	16,025
Time, $100 and over	142,160	86,893
Other time	205,642	224,353

Total deposits	478,586	477,865

Federal Home Loan Bank advances	20,000	6,000
Note payable	—	3,000
Subordinated debt	10,310	5,000
Accrued interest payable and other liabilities	7,125	5,795

Total liabilities	516,021	497,660

Stockholders’ equity
Common stock, $1 par value; 700,000 shares authorized; 533,697 shares issued	534	534
Surplus	11,439	11,439
Retained earnings	30,887	24,163
Accumulated other comprehensive income (loss)	(158)	(704)
Treasury stock, 1,200 shares at cost	(48)	(48)

Total stockholders’ equity	42,654	35,384

Total liabilities and stockholders’ equity	$558,675	$533,044

See accompanying notes to consolidated financial statements.

2.

PRAIRIE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2006 and 2005
(In thousands of dollars, except per share data)

	2006	2005
Interest income
Loans	$39,233	$29,680
Securities
Taxable	2,525	2,282
Exempt from federal income tax	1,730	750
Federal funds sold	468	486
Other	46	19

Total interest income	44,002	33,217

Interest expense
Deposits	19,518	12,789
Federal Home Loan Bank advances	585	317
Federal funds purchased	171	117
Subordinated debt	410	360
Note payable	249	52

Total interest expense	20,933	13,635

Net interest income	23,069	19,582

Provision for loan losses	1,475	1,679

Net interest income after provision for loan losses	21,594	17,903

Noninterest income
Service charges on deposit accounts	1,284	1,259
Derivative loss	(88)	(500)
Net gain on sales of securities	153	94
Trust fees	140	163
Increase in cash surrender value of life insurance	369	336
Other	365	370

Total noninterest income	2,223	1,722

Noninterest expense
Salaries and benefits	6,576	5,778
Occupancy	1,184	1,144
Furniture and equipment	514	534
Data processing	473	476
Subordinated debt prepayment penalty	387	—
Other operating expenses	3,631	2,989

Total noninterest expense	12,765	10,921

Income before income taxes	11,052	8,704

Income tax expense	175	132

Net income	$10,877	$8,572

Earnings per share
Basic	$20.43	$16.11
Diluted	19.70	15.65
See accompanying notes to consolidated financial statements.

3.

PRAIRIE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Years ended December 31, 2006 and 2005
(In thousands of dollars)

			Accumulated
			Other
			Compre-
	Common		hensive		Total
	Stock and	Retained	Income	Treasury	Stockholders'
	Surplus	Earnings	(Loss)	Stock	Equity

Balance at January 1, 2005	$11,797	$19,399	$459	$(48)	$31,607

Comprehensive income
Net income	—	8,572	—	—	8,572
Change in fair value of securities, net of reclassification effects	—	—	(1,163)	—	(1,163)

Total comprehensive income					7,409

Exercise of stock options (3,500 shares)	175	—	—	—	175

Tax benefit from exercise of stock options	1	—	—	—	1

Cash distributions to stockholders, $7.15 per share	—	(3,808)	—	—	(3,808)

Balance at December 31, 2005	11,973	24,163	(704)	(48)	35,384

Comprehensive income
Net income	—	10,877	—	—	10,877
Change in fair value of securities, net of reclassification effects	—	—	546	—	546

Total comprehensive income					11,423

Cash distributions to stockholders, $7.80 per share	—	(4,153)	—	—	(4,153)

Balance at December 31, 2006	$11,973	$30,887	$(158)	$(48)	$42,654

See accompanying notes to consolidated financial statements.

4.

PRAIRIE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2006 and 2005
(In thousands of dollars)

	2006	2005
Cash flows from operating activities
Net income	$10,877	$8,572
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	628	594
Provision for loan losses	1,475	1,679
Deferred loan fees	(464)	45
Net gain on sales of securities	(153)	(94)
Amortization of premiums and discounts on securities	69	74
Federal Home Loan Bank stock dividends	—	(66)
Derivative loss	88	500
Increase in cash surrender value of life insurance	(369)	(336)
Loss on sale of other real estate	15	—
Change in accrued interest receivable and other assets	(394)	(760)
Change in accrued interest payable and other liabilities	1,216	1,347

Net cash provided by operating activities	12,988	11,555

Cash flows from investing activities
Sales of securities available-for-sale	27,235	21,178
Maturities and calls of securities available-for-sale	14,569	9,738
Purchases of securities available-for-sale	(53,048)	(39,205)
Net increase in loans	(21,523)	(73,167)
Redemption of Federal Home Loan Bank stock	361	—
Purchase of Federal Reserve Bank stock	(30)	(105)
Investment in life insurance policies	(20)	(1,519)
Sales of land and equipment	—	29
Purchases of premises and equipment, net	(120)	(676)
Sale of other real estate	131	471
Investment in Prairie Capital Trust II	(310)	—
Purchase of interest rate floors	(358)	—

Net cash used in investing activities	(33,113)	(83,256)
(Continued)

5.

PRAIRIE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2006 and 2005
(In thousands of dollars)

	2006	2005
Cash flows from financing activities
Net increase in deposits	$721	$95,402
Change in federal funds purchased	—	(5,020)
Federal Home Loan Bank advances	20,000	—
Repayment of Federal Home Loan Bank advances	(6,000)	(3,000)
Proceeds from note payable	5,800	3,000
Repayment of note payable	(8,800)	—
Subordinated debt issuance	10,310	—
Redemption of subordinated debt	(5,000)	—
Exercise of stock options	—	175
Cash distributions to stockholders	(4,153)	(3,808)

Net cash provided by financing activities	12,878	86,749

Net change in cash and cash equivalents	(7,247)	15,048

Cash and cash equivalents at beginning of year	20,838	5,790

Cash and cash equivalents at end of year	$13,591	$20,838

Supplemental disclosures
Interest paid	$20,223	$13,123
Income taxes paid	137	104
Transfer from loans to other real estate owned	146	471
See accompanying notes to consolidated financial statements.

6.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation: The consolidated financial statements include the accounts of Prairie Financial Corporation (the Corporation) and its wholly owned subsidiary, Prairie Bank and Trust Company (the Bank). All significant intercompany accounts and transactions have been eliminated in consolidation.
Nature of Operations: The Corporation, through the Bank’s subsidiary, provides commercial banking services through its five offices located in Bridgeview, Joliet, Plainfield, Chicago, and Mokena, Illinois. The Corporation’s primary services include accepting deposits and making commercial, consumer, and mortgage loans. The majority of the Corporation’s revenue comes from commercial and retail lending, deposit activities, and investments in securities. The Corporation’s loan customers are concentrated in the Chicago metropolitan area. Most loans are secured by specific collateral, including commercial and residential real estate and other business and consumer assets. Commercial loans are expected to be repaid from cash flow from operations of businesses. Construction loans are primarily for residential real estate projects and are expected to be repaid from the sales of completed units.
Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The allowance for loan losses and fair values of financial instruments are particularly subject to change.
Securities Available-for-Sale: Securities available-for-sale are carried at fair value, with unrealized gains and losses reported in other comprehensive income and as a separate component of stockholders’ equity. Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific-identification method.
Other securities, such as Federal Home Loan Bank stock and Federal Reserve stock, are carried at cost.
Loans and Loan Income: Loans are stated net of the allowance for loan losses and deferred loan fees. Interest on loans is recognized as income over the term of the loan based on the amount of principal outstanding. Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the loan is well secured and in process of

7.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
collection. Loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the yield over the loan term.
Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Increases to the allowance are recorded by a provision for loan losses charged to expense. The allowance is decreased by loan charge-offs, net of recoveries. Management estimates the allowance based on past loss experience, information about specific borrower situations and estimated collateral values, economic conditions, and other factors that are subject to change over time. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.
Loans are considered impaired if full principal or interest payments according to the respective loan agreements are not anticipated. Impaired loans are carried at the present value of expected cash flows discounted at the loan’s effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans based on cash flow or collateral analysis.
Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Premises and equipment are depreciated primarily on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the lease term. Maintenance and repairs are expensed as incurred, while major improvements are capitalized.
Other Real Estate Owned: Real estate owned, other than that used in the normal course of business, is carried at the lower of cost or fair value less estimated costs to sell. A reduction to fair value from the related loan basis at the time of acquisition/foreclosure is accounted for as a loan loss. Any subsequent reductions in fair value less estimated costs to sell are recorded by charges to expense and a corresponding valuation allowance on the related real estate.
Bank-Owned Life Insurance: The Bank has purchased life insurance policies on certain officers. Bank-owned life insurance is recorded at its cash surrender value or the amount that can be realized.

8.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Derivatives: The Corporation’s derivatives consist of interest rate swap and interest rate floor agreements, which are used as part of its asset liability management to help manage interest rate risk.
Derivative financial instruments are recognized as assets or liabilities at fair value. Changes in the fair value of derivatives are reported currently in earnings, as noninterest income. None of the Corporation’s derivative instruments meet the criteria for hedge accounting under Statement of Financial Accounting Standards No. 133. The Corporation does not use derivatives for trading purposes.
Income Taxes: Effective January 1, 1999, the Corporation elected to be taxed under Subchapter S of the Internal Revenue Code. Consequently, taxable income of the Corporation flows through to the tax returns of the individual stockholders. Income tax expense is primarily due to the Illinois Replacement Tax, which is assessed on S corporations at 1.5% of taxable income.
Off-Balance-Sheet Financial Instruments: Financial instruments include off-balance-sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.
Earnings Per Share: Basic earnings per share is net income divided by the weighted average number of common shares outstanding during the year. Diluted earnings per common share includes the dilutive effects of additional potential common shares issuable under stock options.
Stock Compensation: Effective January 1, 2006, the Corporation adopted Statement of Financial Accounting Standards (“Statement”) No. 123(R), Share-Based Payment, using the prospective-transition method. Accordingly, the Company will record stock-based employee compensation cost using the fair-value method starting in 2006. Adoption of Statement 123(R) had no effect on the Corporation’s net income in 2006 since all outstanding options had fully vested prior to 2006.
Prior to 2006, The Corporation accounted for its stock option plan under Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. Under APB 25, expense was recognized only if options are granted with exercise prices below the fair value of the stock on the grant date. Accordingly, no compensation expense has been recognized for the stock option plan in the financial statements through December 31, 2005 because no options were granted with exercise prices below the fair value of the stock on the grant date.

9.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income consists of unrealized gains and losses on securities available-for-sale, which is also recognized as a separate component of equity.
Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.
Cash Flows: For purposes of reporting cash flows, cash and cash equivalents include cash on hand, non-interest-bearing deposits due from banks, and federal funds sold. Generally, federal funds are purchased or sold for one-day periods. Net cash flows are reported for customer loan and deposit transactions.
Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there now are such matters that will have a material effect on the financial statements.
Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current year presentation.
NOTE 2 — CASH AND CASH EQUIVALENTS
The Bank is required to maintain vault cash or non-interest-bearing balances with the Federal Reserve Bank of Chicago as reserves. The required reserves were approximately $915,000 and $1,219,000 at December 31, 2006 and 2005, respectively.

10.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 3 — SECURITIES AVAILABLE-FOR-SALE
The fair values of securities available-for-sale at December 31 were as follows:

		Gross	Gross
	Fair	Unrealized	Unrealized
	Value	Gains	Losses
2006
U.S. government-sponsored entities	$41,583	$27	$(389)
Municipal	42,617	429	(91)
Mortgage-backed	7,838	3	(137)

	$92,038	$459	$(617)

2005
U.S. government-sponsored entities	$46,630	$5	$(650)
Municipal	21,263	118	(130)
Mortgage-backed	12,271	113	(160)

	$80,164	$236	$(940)

The fair values of securities at December 31, 2006 by contractual maturity are scheduled below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are shown separately because they are not due at a single maturity.

Securities Available-for-Sale

Due in one year or less	$2,647
Due after one year through five years	23,448
Due after five years through ten years	28,621
Due after ten years	29,484
Mortgage-backed	7,838

$92,038

At December 31, 2006 and 2005, securities available-for-sale with carrying values of $33,550,000 and $16,246,000 were pledged to collateralize Federal Home Loan Bank advances, public deposits, fiduciary activities, and for other purposes as required or permitted by law.

11.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 3 — SECURITIES AVAILABLE-FOR-SALE (Continued)
Proceeds from the sales of securities available-for-sale and the gross realized gains and losses are as follows:

	2006	2005

Proceeds from sales	$27,235	$21,178
Gross realized gains	188	136
Gross realized losses	35	42
Securities with unrealized losses at year-end 2006 and 2005, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Loss	Value	Loss	Value	Loss
2006
U.S. government-sponsored entities	$7,844	$(23)	$30,216	$(366)	$38,060	$(389)
Municipal	5,124	(38)	4,760	(53)	9,884	(91)
Mortgage-backed	1,019	(2)	5,313	(135)	6,332	(137)

Total temporarily impaired	$13,987	$(63)	$40,289	$(554)	$54,276	$(617)

2005
U.S. government-sponsored entities	$28,305	$(401)	$12,241	$(249)	$40,546	$(650)
Municipal	9,994	(104)	1,254	(26)	11,248	(130)
Mortgage-backed	3,719	(28)	2,334	(132)	6,053	(160)

Total temporarily impaired	$42,018	$(533)	$15,829	$(407)	$57,847	$(940)

The Corporation evaluates securities for other-than-temporary impairment on a periodic basis. Consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. In analyzing an issuer’s financial condition, the Corporation may consider whether the securities are issued by the federal government or its agencies or sponsored entities, whether downgrades by bond rating agencies have occurred, and the results of review of the issuer’s financial condition.
Unrealized losses have not been recognized into income because management has the intent and ability to hold for the foreseeable future, and the decline in fair value is largely due to changes in interest rates. Fair value is expected to recover as the securities approach maturity.

12.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 4 — LOANS
Loans consisted of the following at year end:

	2006	2005
Real estate
Construction	$250,299	$246,448
Commercial	79,851	79,093
Home equity	19,030	18,954
1-4-family residential	30,095	20,743
Multi-family residential	4,474	2,970

Total real estate loans	383,749	368,208
Commercial	50,922	45,621
Consumer	3,333	3,229

Total loans	438,004	417,058
Deferred loan fees	(1,024)	(1,488)
Allowance for loan losses	(6,072)	(5,028)

Loans, net	$430,908	$410,542

Certain executive officers and directors and companies with which they are affiliated are loan customers of the Bank. Loans outstanding to these related parties, including unused lines of credit, were approximately $3,616,000 and $6,228,000 at December 31, 2006 and 2005.
Off-balance-sheet financial instruments, such as loan commitments, unused lines of credit, and letters of credit, are issued to meet customer financing needs. These are agreements to provide credit as long as conditions established in the contract are met and may expire without being used. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment. The contractual amounts of financial instruments with off-balance-sheet risk at year end follow.

	2006	2005

Unused lines of credit and loan commitments	$93,945	$107,701
Letters of credit	4,382	5,658
A summary of the changes in the allowance for loan losses follows:

	2006	2005

Balance at beginning of year	$5,028	$3,667
Provision for loan losses	1,475	1,679
Loans charged off	(472)	(363)
Recoveries on loans previously charged off	41	45

Balance at end of year	$6,072	$5,028

13.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 4 — LOANS (Continued)
Impaired loans were as follows:

	2006	2005
Year-end loans with no allocated allowance for loan losses	$—	$—
Year-end loans with allocated allowance for loan losses	4,330	1,043

Total impaired loans	$4,330	$1,043

Amount of the allowance for loan losses allocated	$525	$263
Average impaired loans during the year	1,726	2,792
Interest income on impaired loans was not material in 2006 or 2005.
Nonperforming loans at year end consist of the following:

	2006	2005

Nonaccrual loans	$3,399	$32
Other loans 90 days or more past due in accrual status	931	1,008

Total nonperforming loans	$4,330	$1,040

NOTE 5 — PREMISES AND EQUIPMENT
Premises and equipment consisted of the following at year end:

	2006	2005

Land	$1,216	$1,216
Building and improvements	5,730	5,678
Furniture and equipment	3,141	3,079

Total cost	10,087	9,973
Accumulated depreciation	(3,779)	(3,157)

	$6,308	$6,816

14.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 6 — DEPOSITS
At December 31, 2006, the scheduled maturities of time deposits are as follows:

2007	$292,561
2008	23,175
2009	14,528
2010	10,483
2011	764
Thereafter	6,291

$347,802

Brokered certificates of deposits totaled $40,739,000 and $32,785,000 at December 31, 2006 and 2005.
Deposits due to executive officers and directors and companies with which they are affiliated were approximately $6,548,000 and $5,103,000 at December 31, 2006 and 2005.
NOTE 7 — FEDERAL HOME LOAN BANK ADVANCES
At December 31, advances from the Federal Home Loan Bank of Chicago were as follows:

Maturity Date	Interest Rate	2006	2005

January 17, 2011	4.80%	$—	$4,000
January 17, 2011	4.55	—	2,000
January 27, 2016	3.87	5,000	—
July 14, 2016	4.58	5,000	—
September 26, 2016	4.19	10,000	—

		$20,000	$6,000

Securities carried at approximately $20,500,000 are pledged as collateral for the Federal Home Loan Bank advances. Both advances outstanding at December 31, 2005 were called by the Federal Home Loan Bank during 2006. All advances outstanding at December 31, 2006 are putable.

15.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 8 — NOTE PAYABLE
The Corporation’s note payable consisted of a line of credit with a correspondent bank. In 2006, the line of credit was increased to $10,000,000 with a maturity of May 3, 2007. The line of credit is unsecured. Interest is payable quarterly at a variable rate (7.11% at December 31, 2006). The outstanding balance under the line of credit was $0 and $3,000,000 at December 31, 2006 and 2005.
NOTE 9 — SUBORDINATED DEBT
Prairie Statutory Trust I, a trust formed by the Corporation, issued $5,000,000 of three-month LIBOR plus 3.58% floating rate trust preferred securities in 2001 as part of a pooled offering of such securities. The Corporation issued subordinated debt to the trust in exchange for all of the common securities of the trust and all of the proceeds of the preferred securities sold by the trust. The Corporation had the right to redeem the subordinated debt, in whole or in part, on or after July 31, 2006 at a premium declining ratably to par on July 31, 2011. On July 31, 2006, the Corporation redeemed the $5,000,000 of subordinated debt at 107.5% of the principal amount. The redemption premium of $387,000 was charged to expense in 2006.
In October 2006, Prairie Statutory Trust II, a trust formed by the Corporation, closed a pooled private offering of 10,000 trust preferred securities with a liquidation amount of $1,000 per security. The Corporation issued $10,315,000 of subordinated debentures to the trust in exchange for ownership of all of the common security of the trust and the proceeds of the preferred securities sold by the trust.
The Corporation may redeem the subordinated debentures, in whole or in part, on or after December 15, 2011 and quarterly thereafter at 100% of the principal amount, plus accrued and unpaid interest. The subordinated debentures mature on December 15, 2036. The subordinated debentures are also redeemable in whole or in part from time to time, upon the occurrence of specific events defined within the trust indenture. The Corporation has the option to defer interest payments on the subordinated debentures for a period not to exceed twenty consecutive quarters.
The subordinated debentures may be included in Tier I capital (with certain limitations applicable) under current regulatory guidelines and interpretations. Interest is payable quarterly on the subordinated debentures at a variable rate of interest equal to the three month London Interbank Offered Rate (LIBOR) plus 1.70%.
In accordance with FASB Interpretation 46R, the trusts are not consolidated in the Corporation’s financial statements, but rather the subordinated debentures are shown as a liability. The Corporation’s investment in the common securities of Prairie Statutory Trust II is $315,000 and is included in other assets.

16.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 10 — BENEFIT PLANS
A 401(k) plan allows employees to make contributions based on a percentage of their compensation. The Corporation matches a portion of the employees’ contributions. Contribution expense was $123,000 and $101,000 in 2006 and 2005.
The Corporation has a deferred compensation plan that covers all directors. Under the plan, the Corporation pays each participant, or his or her beneficiary, the amount of compensation deferred plus earnings thereon beginning with the individual’s termination of service. The participant may elect a lump-sum distribution or equal annual installments over a five-year period. Expense for the plan was $511,000 in 2006 and $334,000 in 2005. A deferred compensation liability of $2,703,000 and $1,860,000 has been recorded as of year-end 2006 and 2005.
The Corporation also has a Supplemental Employee Retirement Plan (SERP) that covers certain officers of the Corporation. A liability is accrued for the obligation under these plans. The expense incurred for the SERP was $148,000 and $49,000 in 2006 and 2005. Deferred compensation liability for the SERP was $511,000 and $369,000 as of year-end 2006 and 2005.
NOTE 11 — EARNINGS PER SHARE
The following table presents a reconciliation of the components used to compute basic and diluted earnings per share:

	2006	2005
Basic earnings per share
Weighted-average common shares outstanding	532,497	531,970
Net income	$10,877	$8,572
Basic earnings per share	20.43	16.11

Diluted earnings per share
Weighted-average common shares outstanding	532,497	531,970
Dilutive effect of stock options	19,530	15,810

Diluted weighted average common shares outstanding	552,027	547,780

Net income	$10,877	$8,572
Diluted earnings per share	19.70	15.65
There were no potential common shares that were antidilutive for year ended 2006 and 2005.

17.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 12 — STOCK OPTIONS
The Corporation maintained a nonqualified stock option plan (the Plan) for key officers and directors. The Plan allowed for option grants for up to 120,000 shares. Option grants were at the discretion of the Board of Directors. All options authorized under the Plan were granted prior to 1998. The term of each option is no more than 15 years, commencing with the date of grant.
The options granted prior to January 1, 1999 vested over a three-year period, which ended during 1998. Separate from the Plan discussed above, 1,200 nonqualified stock options were granted in 1999 by the approval of the Board of Directors. The options granted in 1999 vested immediately.
Options totaling 16,469 and 7,496 were granted to the Chief Executive Officer of the Bank and the Chair of the Bank in conjunction with the Corporation’s stock offerings in 1999 and 2004. All 23,965 of these options expire on February 20, 2007 and can be exercised at any time at the fair value of the Corporation’s stock price as of the exercise date. Both individuals are required to exercise all of their other options prior to exercising these options at fair market value.
Except for the 23,965 options granted with exercise prices equal to fair value of the stock at the exercise date, the option exercise prices reflect the common stock price at the date of grant.
The Corporation also maintains a stock incentive plan (the Incentive Plan). Under the Incentive Plan, directors, key employees, and consultants of the Corporation and the Bank are eligible to receive options to purchase shares of the Corporation’s common stock at a price fixed by the Compensation Committee of the Board of Directors. Options granted under the Incentive Plan may be exercisable for up to ten years and are not transferable. The Incentive Plan also provides for the grant of restricted stock awards and stock appreciation rights. Grants of stock options, restricted stock, and stock appreciation rights are at the discretion of the Compensation Committee, and the total shares subject to award cannot exceed 75,000 shares of the common stock of the Corporation. Awards become fully vested upon a change of control, as defined. As of December 31, 2006, 6,500 stock options have been granted under the Incentive Plan. No restricted stock or stock appreciation rights have been granted under the Incentive Plan.
No stock options were exercised in 2006. During 2005, 3,500 options were exercised at $50.00 per share. No stock options were granted or forfeited in 2006 or 2005.

18.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 12 — STOCK OPTIONS (Continued)
Options outstanding at December 31, 2006 were as follows.

	Outstanding Options
		Weighted Average
		Remaining
		Contractual
Exercise		Life	Exercisable
Price	Shares	in Years	Options
$13.33	18,750	.4	18,750
$41.00	1,200	2.1	1,200
Fair value as of the exercise date	23,965	.1	23,965
$50.00	3,000	3.1	3,000

Outstanding at year end	46,915	.5	46,915

During 2006, the Company extended the contractual life of 18,750 fully vested options by three months. The modification did not result in any material expense. There were no modifications during 2005.
NOTE 13 — DERIVATIVES AND HEDGING ACTIVITIES
The Corporation engages in interest rate swaps and interest rate floors, which are used for asset liability management. Interest rate swaps are used to economically hedge the fair value of certain certificate of deposit liabilities. In 2006, two interest rate floors were purchased to hedge the cash flows from adjustable rate loans. These instruments involve underlying items, such as notional amounts and interest rates, and are designed to transfer risk. Notional amounts are amounts on which calculations and payments are based but which do not represent credit exposure because credit exposure is limited to the amounts required to be received and paid. The Corporation’s derivatives are contracts between two parties. Except for $774,000 pledged by the Corporation to two counterparties, the contracts are not collateralized as of December 31, 2006.
In November and December of 2003, the Corporation entered into two separate interest rate swaps, each to hedge against the fair value of $5,000,000 of brokered certificates of deposit. In June of 2005, the Corporation entered into two additional interest rate swaps, each to hedge against the fair value of $5,000,000 of brokered certificates of deposit.

19.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 13 — DERIVATIVES AND HEDGING ACTIVITIES (Continued)
The hedged certificates of deposit in the November 2003 interest rate swap bear interest at 3%, 3.25%, and 3.50% for the first three years, respectively, and mature on May 21, 2009. The interest rates on the certificates increase on each anniversary date as follows:

Year	Rate

2006	4.50%
2007	5.50
2008	7.25
The brokered certificates issued in November 2003 are callable semiannually beginning on November 21, 2004. The other party to the interest rate swap pays the Corporation the same rate as on the hedged certificates on the $5,000,000 notional amount of the swap. The Corporation pays interest on the notional amount at one-month LIBOR minus one basis point, adjustable monthly. The other party may cancel the interest rate swap agreement semiannually beginning November 21, 2004.
The hedged certificates of deposit in the December 2003 interest rate swap bear interest at 4.25% and mature on June 30, 2010. The certificates are callable semiannually beginning on December 30, 2004. The other party to the interest rate swap pays the Corporation 4.25% on the $5,000,000 notional amount of the swap. The Corporation pays interest on the notional amount at one-month LIBOR plus two basis points, adjustable monthly. The other party may cancel the interest rate swap agreement semiannually beginning on December 30, 2004.
The hedged certificates of deposit in the June 30, 2005 interest rate swap bear interest for the first year and a half at 4.00% and mature on June 30, 2015. The certificates are callable semiannually. The other party to the interest rate swap pays the Corporation the same rate as on the hedged certificates on the $5,000,000 notional amount of the swap. The Corporation pays interest on the notional amount at one-month LIBOR plus one basis point. The other party may cancel the interest rate swap agreement semiannually beginning December 31, 2005. The interest rates on the certificates adjust to higher levels as follows:

Year	Rate

2007	4.50%
2008 through June 2011	5.00
Thereafter	7.00
The hedged certificates of deposit in the June 24, 2005 interest rate swap bear interest at 5.00% and mature on June 24, 2015. The certificates are callable semiannually. The other party to the interest rate swap pays the Corporation 5.00% on the $5,000,000 notional amount of the swap.

20.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 13 — DERIVATIVES AND HEDGING ACTIVITIES (Continued)
The Corporation pays interest on the notional amount at one-month LIBOR plus one basis point. The other party may cancel the interest rate swap agreement semiannually.
The Corporation purchased two interest rate floors in January 2006. The first interest rate floor was purchased for $112,000 and has a term from January 23, 2006 to January 23, 2009. The other party to the floor pays the Corporation on the $10,000,000 notional amount to the extent the USD Prime Rate is less than 7.50%. The second interest rate floor was purchased for $246,000 and has a term from January 23, 2006 to January 23, 2011. The other party to the floor pays the Corporation on the $10,000,000 notional amount to the extent the USD Prime Rate is less than 7.50%.
The fair values interest rate floors and swaps are included in other assets and other liabilities on the balance sheet, respectively.
NOTE 14 — CAPITAL REQUIREMENTS
The Corporation and the Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.
The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

	Capital to Risk-
	Weighted Assets		Tier 1 Capital to
	Total	Tier 1	Average Assets

Well capitalized	10%	6%	5%
Adequately capitalized	8	4	4
Undercapitalized	6	3	3

21.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 14 — CAPITAL REQUIREMENTS (Continued)
Tier 1 capital consists of stockholders’ equity, excluding accumulated other comprehensive income, plus the subordinated debt. Total capital consists of Tier 1 capital plus the allowance for loan losses.
The capital levels and the regulatory minimum requirements for the Corporation (consolidated) and the Bank were as follows:

			Regulatory Minimum Requirements
			To Be
			Adequately		To Be
	Actual		Capitalized		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2006:
Total capital (to risk- weighted assets)
Consolidated	$59,194	13.0%	$36,346	8.0%	$45,433	10.0%
Bank	57,881	12.2	37,988	8.0	47,485	10.0
Tier 1 capital (to risk- weighted assets)
Consolidated	53,122	11.7	18,173	4.0	27,260	6.0
Bank	51,945	10.9	18,994	4.0	28,491	6.0
Tier 1 capital (to average assets)
Consolidated	53,122	9.5	22,297	4.0	27,871	5.0
Bank	51,945	9.3	22,284	4.0	27,855	5.0

As of December 31, 2005:
Total capital (to risk- weighted assets)
Consolidated	$46,116	10.2%	$36,346	8.0%	$45,433	10.0%
Bank	48,928	10.8	36,326	8.0	45,408	10.0
Tier 1 capital (to risk- weighted assets)
Consolidated	41,088	9.0	18,173	4.0	27,260	6.0
Bank	43,900	9.7	18,163	4.0	27,245	6.0
Tier 1 capital (to average assets)
Consolidated	41,088	7.6	21,509	4.0	26,886	5.0
Bank	43,900	8.2	21,499	4.0	26,873	5.0
At December 31, 2006, the Bank was considered well capitalized by its regulators. Management is not aware of any changes to this classification.

22.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 15 — COMMITMENTS
The Corporation has entered into an employment agreement with an executive officer. Under certain circumstances, as defined, the agreement provides that, upon termination without cause or as a result of death or disability, the employee or his beneficiaries shall be entitled to receive all salary and benefits for a period of six months. The original term of the employment contract was through February 20, 2003. The contract automatically renews on a year-to-year basis.
The Corporation leases branch office space in Mokena, Illinois. The Corporation occupied the Mokena, Illinois space in 2002. The lease is for a ten-year term and has two five-year optional renewal periods. The Corporation is also obligated to pay its share of common area costs, plus real estate taxes and insurance, applicable to the leased premises.
In December 2004, the Corporation began leasing branch office space in Chicago, Illinois. The lease is for a five-year term and has two five-year optional renewal periods. The Corporation is also obligated to pay its share of common area costs, plus real estate taxes and insurance, applicable to the leased premises.
The Corporation leases its main office space in Bridgeview under an operating lease agreement, which expires in 2009 and includes a five-year renewal option. The Corporation is also obligated to pay its share of common area costs, plus real estate taxes and insurance, applicable to the leased premises.
Rent expense, including common costs, was $577,000 in 2006 and $572,000 in 2005. The estimated minimum rental payments under the terms of the leases are as follows, assuming that common costs are the same as in 2006:

Years Ended December 31,	Amount

2007	$633,101
2008	636,692
2009	471,364
2010	372,154
2011	366,964
Thereafter	329,419

$2,809,694

23.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 16 — OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss) components were as follows:

	2006	2005
Realized and unrealized holding gains (losses) on securities available-for-sale during the year	$699	$(1,069)
Less reclassification adjustment for gains included in income	(153)	(94)

Other comprehensive income (loss)	$546	$(1,163)

NOTE 17 — DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
Carrying amounts and estimated fair values of financial instruments were as follows at year end:

	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets
Cash and cash equivalents	$13,591	$13,591	$20,838	$20,838
Securities available-for-sale	92,038	92,038	80,164	80,164
Loans receivable, net	430,908	431,004	410,542	409,377
Federal Home Loan Bank and Federal Reserve Bank stock	1,605	1,605	1,936	1,936
Accrued interest receivable	3,660	3,660	2,793	2,793
Interest rate floors	149	149	—	—

Financial liabilities
Deposits	478,586	483,719	477,865	480,647
Federal Home Loan Bank advances	20,000	19,408	6,000	6,020
Note payable	—	—	3,000	3,000
Subordinated debt	10,310	10,310	5,000	5,000
Interest rate swaps	529	529	675	675
Accrued interest payable	2,424	2,424	1,714	1,714
The methods and assumptions used to estimate fair value are described as follows:
The carrying amount is the estimated fair value for cash and cash equivalents, federal funds sold and purchased, Federal Home Loan Bank and Federal Reserve Bank stock, accrued interest receivable and payable, and non-interest-bearing deposits. Security fair values are based on market prices or dealer quotes and, if no such information is available, on the rate and term of the security and information about the issuer. For loans and interest-bearing deposits, the fair

24.

PRAIRIE FINANCIAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2006 and 2005
(table amounts in thousands of dollars, except per share data)
NOTE 17 — DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)
value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. The fair value of Federal Home Loan Bank advances and subordinated debt is based on current rates for similar financing. The fair value of derivatives is based on estimated market values for each item, primarily using counterparty quotes. The fair value of off-balance-sheet items is based on the current fees or cost that would be charged to enter into or terminate such arrangements. The fair value of off-balance-sheet items is not material.
Other assets and liabilities of the Corporation not defined as financial instruments, such as property and equipment, are not included in the above disclosures.
NOTE 18 — MERGER
In October 2006, the Corporation entered into a merger agreement with Integra Bank Corporation (Integra). Under the terms of the merger agreement, the Corporation will be merged with a wholly owned subsidiary of Integra and the Bank will be merged into Integra Bank N.A., Integra’s banking subsidiary. Upon completion of the merger, common stock of the Corporation will convert into the right to receive a combination of Integra common stock and cash. The merger transaction is expected to close on or about March 31, 2007, subject to regulatory approval and approval by the Corporation’s stockholders.

25.

(vii)
PRAIRIE FINANCIAL CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2007	2006
ASSETS
Cash and due from banks	$6,612	$6,641
Federal funds sold and other short-term investments	—	6,950

Total cash and cash equivalents	6,612	13,591
Securities available for sale	86,641	92,038
Regulatory stock	1,605	1,605
Loans, net of allowance for loan losses	426,968	430,908
Premises and equipment	6,127	6,308
Other assets	14,831	14,225

TOTAL ASSETS	$542,784	$558,675

LIABILITIES
Deposits:
Non-interest-bearing	$34,685	$35,795
Interest-bearing	429,129	442,791

Total deposits	463,814	478,586
Short-term borrowings	1,160	—
Long-term borrowings	25,310	30,310
Other liabilities	7,114	7,125

TOTAL LIABILITIES	497,398	516,021

STOCKHOLDERS’ EQUITY
Common stock	532	532
Additional paid-in capital	11,393	11,393
Retained earnings	33,548	30,887
Accumulated other comprehensive income/(loss)	(87)	(158)

TOTAL STOCKHOLDERS’ EQUITY	45,386	42,654

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$542,784	$558,675

26.

(viii)
PRAIRIE FINANCIAL CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(In Thousands, except per share data)	March 31, 2007	March 31, 2006
INTEREST INCOME

Interest and fees on loans	$9,743	$9,155
Interest and dividends on securities	1,018	902
Interest on federal funds sold and other short-term investments	34	120

Total interest income	10,795	10,177

INTEREST EXPENSE
Interest on deposits	5,149	4,274
Interest on short-term borrowings	—	47
Interest on long-term borrowings	370	230

Total interest expense	5,519	4,551

NET INTEREST INCOME	5,276	5,626
Provision for loan losses	165	490

Net interest income after provision for loan losses	5,111	5,136

NON-INTEREST INCOME
Service charges on deposit accounts	303	316
Other service charges and fees	29	45
Debit card income-interchange	42	39
Trust income	33	35
Net securities gains (losses)	—	6
Bank-owned life insurance income	94	93
Other	243	—

Total non-interest income	744	534

NON-INTEREST EXPENSE
Salaries and employee benefits	1,581	1,587
Occupancy	355	276
Equipment	124	138
Professional fees	117	101
Communication and transportation	50	70
Processing	116	116
Software	12	10
Marketing	29	52
Other	794	575

Total non-interest expense	3,178	2,925

Income before income taxes	2,677	2,745
Income tax expense	16	32

NET INCOME	$2,661	$2,713

Earnings per share:
Basic	$5.00	$5.09
Diluted	4.82	4.88

Weighted average shares outstanding:
Basic	532	532
Diluted	552	555

27.

(ix)
PRAIRIE FINANCIAL CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(In thousands)	March 31, 2007	March 31, 2006
Cash flows from operating activities
Net income	$2,661	$2,713
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	192	163
Provision for loan losses	165	490
Deferred loan fees	(165)	(157)
Net gain on sales of securities	—	(6)
Amortization of premiums and discounts on securities	—	(36)
Derivative (gain) loss	(215)	14
Increase in cash surrender value of life insurance	(125)	(113)
Change in accrued interest and other assets and liabilities	173	(545)

Net cash provided by operating activities	2,686	2,523

Cash flows from investing activities
Sales of securities available-for-sale	—	633
Maturities and calls of securities available-for-sale	5,658	6,321
Purchases of securities available-for-sale	(190)	(10,102)
Net decrease (increase) in loans	3,490	(24,982)
Purchase of Federal Reserve Bank stock	—	(30)
Purchases of premises and equipment, net	(11)	(53)
Purchase of interest rate floors	—	(358)

Net cash used in investing activities	8,947	(28,571)

Cash flows from financing activities
Net (decrease) increase in deposits	(14,772)	40,061
Change in federal funds purchased	1,160	—
Proceeds from Federal Home Loan Bank advances	—	5,000
Repayment of Federal Home Loan Bank advances	(5,000)	—

Net cash provided by financing activities	(18,612)	45,061

Net change in cash and cash equivalents	(6,979)	19,013

Cash and cash equivalents at beginning of period	13,591	20,838

Cash and cash equivalents at end of period	$6,612	$39,851

Supplemental disclosures
Interest paid	$4,932	$4,515
Income taxes paid	162	134
Transfer from loans to other real estate owned	450	—

28.

(x)
Notes to Unaudited March 31, 2007 Financial Statements (dollars in thousands)
1.	Basis of Presentation and Nature of Operations
The accounting and reporting policies of Prairie Financial Corporation (the Corporation) conform to accounting principles generally accepted in the United States of America and general practices applicable to the banking industry. All significant intercompany accounts and transactions have been eliminated in consolidation.
The Corporation, through its subsidiary, Prairie Bank and Trust Company (the Bank), provides commercial banking services through its five offices located in Bridgeview, Joliet, Plainfield, Chicago, and Mokena, Illinois. The Corporation’s primary services include accepting deposits and making commercial, consumer, and mortgage loans. The majority of the Corporation’s revenue comes from commercial and retail lending, deposit activities, and investments in securities. The Corporation’s loan customers are concentrated in the Chicago metropolitan area. Most loans are secured by specific collateral, including commercial and residential real estate and other business and consumer assets. Commercial loans are expected to be repaid from cash flow from operations of businesses. Construction loans are primarily for residential real estate projects and are expected to be repaid from the sales of completed units.
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates used in the preparation of the financial statements are based on various factors including the current interest rate environment and the general strength of the current economy. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reported period. Actual results could differ from those estimates. The allowance for loan losses and fair values of financial instruments are particularly subject to change.
The financial information presented as of any date other than December 31 has been prepared from the books and records without audit. The consolidated balance sheet as of December 31, 2006 was derived from the audited financial statement. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.
2.	Recently Issued Accounting Standards
In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 155, “Accounting for Certain Hybrid Financial Instruments,” which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (SFAS No. 140). This statement amends SFAS No. 133 to permit fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation. This statement also eliminates the interim guidance in SFAS No. 133 Implementation Issue D-1, which provides that beneficial interests in securitized financial assets are not subject to the provisions of SFAS No. 133. In October 2006, the FASB issued an exposure draft, which would reverse this and make the guidance of D-1 permanent for certain securities. Finally, this statement amends SFAS No. 140 to eliminate the restriction on the passive derivative instruments that a qualifying special-purpose entity (SPE) may hold. This statement was effective for the Corporation for all financial instruments acquired or issued in 2007, and has not had an impact on the Corporation’s consolidated financial position or results of operations.
In March 2006, the FASB issued Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140”, which changes the accounting for all servicing rights which are recorded as the result of purchasing a servicing right or selling a loan with servicing retained. Statement No. 156 amends the current accounting guidance for servicing rights in that it allows companies to carry their servicing rights at fair value. This pronouncement was effective for the Corporation beginning January 1, 2007 and has not had an impact on the Corporation’s financial statements.

29.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was effective for the Corporation beginning on January 1, 2007, and has not had an impact on the Corporation’s financial statements. The Corporation has no material unrecognized tax benefits and does not anticipate any increase in unrecognized benefits for the remainder of 2007 relative to any tax positions taken prior to January 1, 2007. The Corporation is an S-Corporation. Its federal and Illinois income tax returns are subject to examination by taxing authorities for all years after 2003.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. More specifically, this statement clarifies the definition of fair value, establishes a fair valuation hierarchy based upon observable (e.g., quoted prices, interest rates, yield curves) and unobservable market inputs, and expands disclosure requirements to include the inputs used to develop estimates of fair value and the effects of the estimates on income for the period. This statement does not require any new fair value measurements. This statement is effective for the Corporation beginning in 2008. The Corporation is in the process of evaluating the impact, if any, the adoption of SFAS No. 157 will have on its financial statements.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to measure many financial instruments and certain other items at fair value. The objective of the statement is to improve financial reporting by allowing entities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without applying complex hedge accounting provisions. The fair value option provided by this statement may be applied on an instrument by instrument basis, is irrevocable and may be applied only to entire instruments and not portions of instruments. This statement is effective for the Corporation beginning in 2008. The Corporation is in the process of evaluating the impact, if any, the adoption of SFAS No. 159 will have on its financial statements.
In September 2006, the FASB ratified the Emerging Issues Task Force’s (EITF) consensus on Issue 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements”, which requires entities to recognize a liability and related compensation costs for endorsement split-dollar life insurance policies that provide a benefit to an employee that extends to postretirement periods. The liability should be recognized in accordance with SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions”, based on the substantive agreement with the employee. This Issue is effective for the Corporation beginning January 1, 2008. The Issue can be applied as either (a) a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption, or (b) a change in accounting principle through retrospective application to all periods. The Corporation is in the process of evaluating the impact, if any, the adoption of Issue 06-4 will have on its financial statements.
In September 2006, the FASB ratified the Emerging Issues Task Force’s (EITF) consensus on Issue 06-5, “Accounting for Purchases of Life Insurance—Determining the Amount that Could Be Realized in Accordance with FASB Technical Bulletin No. 85-4, “Accounting for Purchases of Life Insurance”. FASB Technical Bulletin No. 85-4 requires that assets such as bank owned life insurance be carried at their cash surrender value (CSV) or the amount that could be realized, with changes in CSV reported in earnings. Issue 06-5 requires that a policyholder consider any additional amounts (e.g., claims stabilization reserves and deferred acquisition costs) included in the contractual terms of the policy in determining the amount that could be realized under the insurance contract. Certain life insurance contracts provide the policyholder with an amount that, upon surrender, is greater if all individual policies are surrendered at the same time rather than if the policies were surrendered over a period of time. The Issue requires that policyholders determine the amount that could be realized under the life insurance contract assuming the surrender of an individual-life by individual-life policy. This Issue was effective for the Corporation beginning on January 1, 2007, and did not have an impact impact on its financial statements.
3.	Sale of the Corporation
On October 5, 2006, Integra Bank Corporation (Integra), and the Corporation entered into a definitive agreement to acquire the Corporation for approximately $117,200, plus approximately $4,000 to buy out existing options. The sale of the Corporation was consummated on April 9, 2007. The Bank was merged into Integra’s banking subsidiary, Integra Bank N.A.

30.

(b)	Pro Forma condensed combined financial information
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Integra Bank Corporation (Integra) and Prairie Financial Corporation (Prairie) and has been prepared to illustrate the effects of Integra’s acquisition of Prairie. The unaudited pro forma condensed combined balance sheet as of March 31, 2007 and the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2007 and for the year ended December 31, 2006 give effect to this merger accounted for under the purchase method of accounting, assuming that the transaction had been consummated at the beginning of the period.
The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2007 has been derived from the unaudited interim financial statements of Integra and Prairie. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2006 is based on the audited financial statements of Integra and Prairie. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated cost savings or revenue enhancements in connection with the transaction.
The pro forma information is based on certain assumptions described in the accompanying Notes to the Pro Forma Condensed Combined Balance Sheet and Income Statement Information and does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger transaction been consummated during the periods or as of the date for which the pro forma information is presented.

31.

(i)	Unaudited Pro Forma Condensed Combined Balance Sheet

	Integra Bank	Prairie Financial
	Corporation	Corporation
	March 31,	March 31,
(In thousands)	2007	2007	Adjustments		Pro forma
ASSETS
Cash and due from banks	$58,474	$6,612	$(1,150)	a	$63,936
Federal funds sold and other short-term investments	3,996	—	(1,160)	b	2,836

Total cash and cash equivalents	62,470	6,612	(2,310)		66,772
Loans held for sale (at lower of cost or market value)	1,311	—	—		1,311
Securities available for sale	595,988	86,641	—		682,629
Regulatory stock	24,362	1,605	—		25,967
Loans, net of allowance for loan losses	1,768,895	426,968	(67)	c	2,195,796
Premises and equipment	45,964	6,127	73	d	52,164
Goodwill	44,491	—	75,219	e	119,710
Other intangibles	6,599	—	6,380	f	12,979
Other assets	106,131	14,831	(642)	g	120,320

TOTAL ASSETS	$2,656,211	$542,784	$78,653		$3,277,648

LIABILITIES
Deposits:
Non-interest-bearing	$250,474	$34,685	$—		$285,159
Interest-bearing	1,745,254	429,129	(317)	h	2,174,066

Total deposits	1,995,728	463,814	(317)		2,459,225
Short-term borrowings	208,667	1,160	(1,160)	b	208,667
Long-term borrowings	187,426	25,310	40,018	i	252,754
Other liabilities	25,683	7,114	3,053	j	35,850

TOTAL LIABILITIES	2,417,504	497,398	41,594		2,956,496

SHAREHOLDERS’ EQUITY
Common stock	17,675	532	2,617	k	20,824
Additional paid-in capital	132,465	11,393	67,903	l	211,761
Retained earnings	92,706	33,548	(33,548)	m	92,706
Accumulated other comprehensive income/(loss)	(4,139)	(87)	87	n	(4,139)

TOTAL SHAREHOLDERS’ EQUITY	238,707	45,386	37,059		321,152

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,656,211	$542,784	$78,653		$3,277,648

32.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
(Dollars in thousands, except per share data)
a)	Proceeds from additional borrowings by Integra of $40,000, cash paid to holders of Prairie stock of $34,751, cash paid to Prairie stock option holders of $4,041, additional acquisition costs of $358 and $2,000 dividend paid out by Prairie prior to close.

b)	Elimination of federal funds sold/purchased between Integra and Prairie.

c)	Adjustment of Prairie loans held in portfolio to fair value.

d)	Adjustment of Prairie premises and equipment to fair value.

e)	The purchase price allocation for the acquisition of Prairie is as follows:

Cash to holders of Prairie stock	$34,751
Cash paid for stock options	4,041
Integra common stock to holders of Prairie stock ($26.18 price of Integra stock on 3,149,187 shares)	82,445
Estimated Integra investment banking and other direct acquisition expenses	1,000

Total purchase price	$122,237

Adjustments to historical book value and allocation of purchase price:
Historical book value of Prairie assets and liabilities	$45,386
Adjustments to historical book value:
Dividend paid by Prairie prior to close	(2,000)
Accrual of estimated built-in gains tax payable by Prairie	(500)
Accrual of investment banking fees payable by Prairie	(1,538)
Accrual of contract termination fee	(901)
Accrual of severance expense payable by Prairie	(114)
Adjustments to adjust Prairie assets and liabilities to fair value:
Premises and equipment	73
Loans	(67)
Deposits	317
FHLB advances	(18)
Core deposit and customer relationship intangibles	6,380

Goodwill	$75,219
f)	Core deposit and customer relationship intangibles of $6,240 and $140 created by transaction.

g)	Prepaid acquisition costs.

h)	Adjustment of Prairie fixed rate certificates of deposit to fair value.

i)	Adjustment for Prairie Federal Home Loan Bank advances of $15,000 to fair value, and proceeds from additional borrowings by Integra to fund transaction of $40,000.

j)	Estimated built-in gains tax payable by Prairie of $500, accrual of investment banking fees of $1,538, contract termination fees of $901 and severance of $114.

k)	Par value of common stock issued to Prairie stockholders of $3,149, based on conversion ratio of 5.914 shares, less Prairie common stock of $532.

l)	Increase to Integra additional paid-in capital for common stock issued, based on $26.18 per share closing price of Integra on October 4, 2006, less Prairie additional paid-in capital.

m)	Elimination of Prairie retained earnings.

n)	Elimination of Prairie unrealized losses on securities.

o)	The proforma information does not include expenses incurred after the effective date and included in net income in the twelve months following the transaction. Those expenses include training, travel, data conversion and programming, marketing, supply, customer check and debit card and other related costs. These expenses are expected to approximate between three and four cents per share of Integra common stock, on an after-tax basis.

33.

(ii)	Unaudited Pro Forma Condensed Combined Statement of Income for the Three months ended March 31, 2007

(In thousands, except per share data)
	Integra Bank	Prairie Financial
	Corporation	Corporation	Adjustments		Pro forma
INTEREST INCOME

Interest and fees on loans	$32,130	$9,743	$29	a	$41,902
Interest and dividends on securities	7,289	1,018	—		8,307
Dividends on regulatory stock	346	—	—		346
Interest on loans held for sale	28	—	—		28
Interest on federal funds sold and other short-term investments	49	34	(6)	b	77

Total interest income	39,842	10,795	23		50,660

INTEREST EXPENSE
Interest on deposits	14,684	5,149	(79)	c	19,754
Interest on short-term borrowings	2,018	—	(6)	b	2,012
Interest on long-term borrowings	2,811	370	655	d	3,836

Total interest expense	19,513	5,519	570		25,602

NET INTEREST INCOME	20,329	5,276	(547)		25,058
Provision for loan losses	735	165	—		900

Net interest income after provision for loan losses	19,594	5,111	(547)		24,158

NON-INTEREST INCOME
Service charges on deposit accounts	4,218	303	—		4,521
Other service charges and fees	1,204	29	—		1,233
Debit card income-interchange	895	42	—		937
Trust income	614	33	—		647
Net securities gains (losses)	166	—	—		166
Gain on sale of other assets	539	—	—		539
Bank-owned life insurance income	414	94	—		508
Other	1,165	243	—		1,408

Total non-interest income	9,215	744	—		9,959

NON-INTEREST EXPENSE
Salaries and employee benefits	10,765	1,581	—		12,346
Occupancy	2,107	355	—	e	2,462
Equipment	824	124	—	f	948
Professional fees	1,137	117	—		1,254
Communication and transportation	1,171	50	—		1,221
Processing	510	116	—		626
Software	467	12	—		479
Marketing	588	29	—		617
Low income housing project losses	617	—	—		617
Amortization of intangible assets	233	—	206	g	439
Other	1,748	794	—		2,542

Total non-interest expense	20,167	3,178	206		23,551

Income before income taxes	8,642	2,677	(753)		10,566
Income tax expense	1,286	16	489	h	1,791

NET INCOME	$7,356	$2,661	$(1,242)		$8,775

Earnings per share:
Basic	$0.42	$5.00			$0.42
Diluted	0.41	4.82			0.42

Weighted average shares outstanding:
Basic	17,678	532	3,149	j	20,827
Diluted	17,786	552	3,149	j	20,935

34.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year ended December 31, 2006

(In thousands, except per share data)
	Integra Bank	Prairie Financial
	Corporation	Corporation	Adjustments		Pro forma
INTEREST INCOME

Interest and fees on loans	$125,504	$39,233	$67	a	$164,804
Interest and dividends on securities	30,937	4,255	—		35,192
Dividends on regulatory stock	1,479	—	—		1,479
Interest on loans held for sale	140	—	—		140
Interest on federal funds sold and other short-term investments	333	514	—		847

Total interest income	158,393	44,002	67		202,462

INTEREST EXPENSE
Interest on deposits	54,421	19,518	(77)	c	73,862
Interest on short-term borrowings	8,574	171	—		8,745
Interest on long-term borrowings	13,092	1,244	2,618	d	16,954

Total interest expense	76,087	20,933	2,541		99,561

NET INTEREST INCOME	82,306	23,069	(2,474)		102,901
Provision for loan losses	20,294	1,475	—		21,769

Net interest income after provision for loan losses	62,012	21,594	(2,474)		81,132

NON-INTEREST INCOME
Service charges on deposit accounts	18,879	1,284	—		20,163
Other service charges and fees	4,155	189	—		4,344
Debit card income-interchange	3,301	165	—		3,466
Trust income	2,361	140	—		2,501
Net securities gains (losses)	577	153	—		730
Gain on sale of other assets	93	—	—		93
Bank-owned life insurance income	2,166	369	—		2,535
Other	4,295	(77)	—		4,218

Total non-interest income	35,827	2,223	—		38,050

NON-INTEREST EXPENSE
Salaries and employee benefits	39,990	6,576	—		46,566
Occupancy	8,182	1,184	2	e	9,368
Equipment	3,412	514	1	f	3,927
Professional fees	2,955	376	—		3,331
Communication and transportation	4,933	263	—		5,196
Processing	2,083	473	—		2,556
Software	1,684	27	—		1,711
Marketing	1,941	337	—		2,278
Low income housing project losses	2,526	—	—		2,526
Amortization of intangible assets	933	—	822	g	1,755
Other	7,238	3,015	—		10,253

Total non-interest expense	75,877	12,765	825		89,467

Income before income taxes	21,962	11,052	(3,299)		29,715
Income tax expense	2,415	175	1,979	i	4,569

NET INCOME	$19,547	$10,877	$(5,278)		$25,146

Earnings per share:
Basic	$1.11	$20.43			$1.22
Diluted	1.11	19.70			1.21

Weighted average shares outstanding:
Basic	17,546	532	3,149	j	20,695
Diluted	17,658	552	3,149	j	20,807

35.

Notes to Unaudited Pro Forma Condensed Combined Statements of Income
(Dollars in thousands, except per share data)
For purposes of determining the pro forma effect of the merger on the statement of income, the following pro forma adjustments have been made as if the acquisition occurred at the beginning of the period.
a)	Amortization of the $(67) fair value adjustment for loans over 7 months on a straight-line basis.

b)	Intercompany elimination of interest on federal funds sold/purchased; not applicable at year end.

c)	Amortization of $(339) fair value adjustment for retail certificates of deposit over 7 months on a straight-line basis and the $656 fair value adjustment for brokered CDs over 30 months on a straight-line basis.

d)	Amortization of $(18) fair value adjustment for FHLB advances over 43 months on a straight-line basis. Interest expense on $20,000 trust preferred securities issued by Integra at 6.92%, and on $20,000 of other borrowings by Integra at 6.195%.

e)	Adjustment to depreciation on buildings is less than $1 for three months ended March 31, 2007.

f)	Adjustment to depreciation on equipment is less than $1 for three months ended March 31, 2007.

g)	Core deposit intangible amortization amortized over 10 years using a method that approximates the level-yield method. Year 1 amortization of $780, year 2 is $749, year 3 is $718, year 4 is $686 and year 5 is $655. Adjustment for income statement for three months ended March 31, 2007 reflects the income statement impact for three months. Customer relationship intangible asset amortized over 5 years using a level yield method. Year 1 amortization is $42, year 2 is $35, year 3 is $28, year 4 is $21 and year 5 is $14.

h)	Tax effect of: (1) pro forma adjustments totaling $(753) estimated at the federal rate of 35% (tax benefit of $264), plus (2) estimated C-corp adjusted federal income tax on Prairie earnings calculated as net income before income taxes of $2,677 less securities income exempt from federal tax of $431 and cash surrender value of life insurance of $94, or $2,152 estimated at the federal rate of 35% (tax expense of $753).

i)	Tax effect of: (1) pro forma adjustments totaling $(3,299) estimated at the federal rate of 35% (tax benefit of $1,155), plus (2) estimated C-corp adjusted federal income tax on Prairie earnings calculated as net income before income taxes of $11,052 less securities income exempt from federal tax of $1,730 and cash surrender value of life insurance of $369, or $8,953 estimated at the federal rate of 35% (tax expense of $3,134).

j)	532,497 shares of Prairie convert at 5.914 shares of Integra Stock.

36.